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                                                                   EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

To the Board of Directors
      Professional Veterinary Products, Ltd.

   We have issued our reports dated July 31, 2002 and April 19, 2002 accompanying the financial statements of Professional Veterinary Products, Ltd. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                          /S/  QUICK & MCFARLIN, P.C.

August 5, 2002